UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 26, 2025, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”), its indirect wholly owned subsidiary, Pacific Oak SOR (BVI) Holdings, Ltd. (the “BVI”), and its external advisor, Pacific Oak Capital Advisors, LLC (the “Advisor”) entered into a letter of undertaking (the “Standstill Letter”) in favor of Reznik Paz Nevo Trusts Ltd., as trustee (the “Trustee”) for the holders of Series B and Series D bonds issued by the BVI, and the holders of such bonds. The Company entered into the Standstill Letter in order to induce the Trustee to enter into negotiations, on behalf of the bondholders, with the Company, to restructure the terms of the bonds, including but not limited to financial covenants, interest rate, collateral and maturity.
Pursuant to the Standstill Letter, the Company, the BVI and the Advisor agreed to certain restrictions and obligations during an interim period (the “Interim Period”), which remains in effect until the earlier of (i) 20 days following the BVI’s publication of an immediate report in Israel electing to terminate the Standstill Letter, or (ii) the date on which a meeting of any series of bondholders resolves to accelerate such series for immediate repayment.
During the Interim Period, the BVI and all entities it controls (the “BVI Group”) agreed to provide the Trustee with ongoing transparency, including information about the BVI Group, and any material developments such as anticipated breaches of agreements or legal proceedings, and to allow the Trustee’s representatives to participate in financing and sale discussions. The BVI Group further agreed not to take certain actions without first obtaining approval from the bondholders, including making payments above $250,000 (other than specified exceptions), granting or amending security interests or guarantees, incurring or refinancing indebtedness, selling or pledging assets, amending agreements with the Company or its Advisor or agreements between the Company and the Advisor that may have an impact on the BVI Group, making payments or entering into transactions with the Advisor or affiliates except as permitted, making distributions, or issuing securities.
The Company and any entity through which it holds an interest in the BVI (the “REIT Group”) and the BVI Group further agreed not to initiate or consent to insolvency proceedings for any BVI Group entity and to use best efforts to oppose any such proceedings commenced by third parties. The REIT Group also agreed not to dispose of its ownership interests in the BVI or its subsidiaries, and Peter McMillan III, Keith Hall, their relatives and any entities in which they hold rights, including the Advisor (the “Management Group”), agreed not to dispose of their rights in the REIT Group (other than in limited ordinary course circumstances). The REIT Group and the Management Group agreed not to purchase bonds issued by the BVI. Any breach of the Standstill Letter constitutes a breach under the trust deeds governing the Series B and Series D bonds.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding ongoing negotiations with holders of the Company’s Series B and Series D bonds to restructure the terms of the bonds. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, each as filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: August 28, 2025	BY:	/S/ PETER MCMILLAN III
Peter McMillan III
Chairman of the Board, President and Director
(principal financial officer)